EXHIBIT 10.4

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”), is made the 29th day of February, 2008, by and between MapleRidge Insurance Services, Inc., a California S corporation (“Lender”), and WAA, LLC (“WAA”), and is acknowledged by Voyant International Corporation (the “Borrower”).

WHEREAS, Borrower became indebted to Lender pursuant to a $2,000,000 Convertible Senior Secured Bridge Loan (the “Loan”), dated February 29, 2008, and related agreements, instruments and documents (together with the Note, and including the Transaction Documents (as defined in the Note), the “Bridge Loan Documents”);

WHEREAS, Borrower has borrowed $350,000 from WAA (the “WAA Loan”) pursuant to the terms of a Secured Promissory Note, dated November 9, 2006 (the “WAA Note”);

WHEREAS, WAA will receive benefits from Lender extending credit to or for the account of the Borrower;

WHEREAS, Lender would not extend credit to the Borrower pursuant to the Bridge Loan Documents unless and until WAA agreed to enter into this Agreement to provide for, among other things, the pari passu treatment of the WAA Collateral; and

NOW THEREFORE, in consideration of their mutual promises and other good and valuable consideration, and to induce Lender to extend to the Loan pursuant to the Bridge Loan Documents and to induce Lender to provide credit to the Borrower, the undersigned agree as follows:

1.

This Intercreditor Agreement is made pursuant to the Bridge Loan Documents.  Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given in the Bridge Loan Documents.

2.

WAA and Lender hereby agree that, notwithstanding the date of attachment, perfection or filing of any security interest, the “Collateral” as defined in the WAA Note (the “WAA Collateral”) shall secure the WAA Loan and the Loan evidenced by the Bridge Loan Documents equally, without respect to the amount of indebtedness to either party.  In the event of a foreclosure on the WAA Collateral by either WAA or Lender or both, each of WAA and Lender shall share equally in the proceeds of such foreclosure to the extent of the amount secured by their respective security interests in the WAA Collateral.  WAA hereby authorizes Lender to file a UCC-3 in the office of the Secretary of State of the State of Nevada to evidence the provisions of this Section 2.

3.

WAA will not at any time, until all indebtedness and liabilities of Borrower to Lender then existing under the Bridge Loan Documents have been paid in full: (a) demand, accept or receive from Borrower any payment on account of the WAA Loan, except that WAA may demand, accept or receive from Borrower $50,000 on account of the WAA Loan at any time, without regard to whether all indebtedness and liabilities of Borrower to Lender then existing under the Bridge Loan Documents have been paid in full; (b) demand, accept or receive any collateral for the WAA Loan other than the WAA Collateral (except with Lender’s express prior written consent); (c) assert against Borrower any right of set-off or of subrogation; (d) transfer, pledge or assign any or all of the WAA Loan to any person, unless transferred, pledged or assigned subject to this Agreement; or (e) amend, supplement or otherwise modify the documents governing the WAA Loan.

4.

Each party agrees to take all actions reasonably necessary or appropriate to confirm, maintain, establish or preserve for the other party the benefits of this Agreement and will execute all agreements which a party may reasonably request in order to carry out the terms and intent of this Agreement.

5.

No action which either party, or Borrower with or without the consent of either party, may take, or refrain from taking with respect to any indebtedness and other liabilities of Borrower to such party, or any note or agreement representing the same, or any collateral therefor, or any agreement or agreements (including guaranties) in connection therewith, shall affect this Agreement or the obligations of either party hereunder, unless agreed to in writing by the parties hereto.

6.

In the event that either party shall transfer any indebtedness or other liabilities of Borrower to any person or entity, the transferee thereof and successive transferees thereafter shall have the same rights hereunder as the transferor, it being intended that the benefits of this Agreement shall attach to and follow said indebtedness or other liabilities irrespective of changes in the ownership thereof.

7.

This Agreement shall be binding upon the parties and their heirs, successors and permitted assigns.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  No delay or failure on the part of either party in exercising any right hereunder or any other right shall operate as a waiver of any such rights.  In no event shall any modification or waiver of any of the provisions of this Agreement be effective unless in writing, signed by the parties hereto and any such waiver shall be applicable only to the extent of the specific instance for which it is given.  In the event any provision or clause of this Agreement conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provisions, and to this end the provisions of this Agreement are declared to be severable.

8.

In the event of a dispute arising hereunder, the parties agree that the prevailing party shall be entitled to recover its reasonable costs, including attorneys’ fees and legal expenses, incurred in connection with such litigation from the other party.

9.

This Agreement shall terminate upon the payment, in full, of all the indebtedness and other obligations (other than contingent indemnification obligations)

owed to Lender under the Bridge Loan Documents; provided, that this Agreement shall be reinstated if any payment received by Lender and applied to indebtedness or obligations under the Bridge Loan Documents is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, in an insolvency or bankruptcy proceeding affecting the Borrower), the obligations to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such obligations as fully as if such application had never been made.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the 29th day of February 2008.

WAA, LLC

By:	/s/ Dana Waldman
Name: Dana Waldman
Title:

LENDER

By:	/s/ Anthony J. Jacobson
Name: Anthony J. Jacobson
Title: